CHARTER OF THE SPECIAL INDEPENDENT COMMITTEE OF THE

BOARD OF DIRECTORS OF READING INTERNATIONAL, INC.

I.	PURPOSE

This Special Committee (the “Committee”) is formed for the purpose set forth below with respect to the following background:

Up until his death on September 13, 2014, James J. Cotter, Sr., the father of Ellen Cotter, James J. Cotter, Jr. and Margaret Cotter, was the controlling stockholder of Reading International, Inc. (“Reading” or the “Company”), having the sole power to vote approximately 66.9% of the outstanding Class B Voting Stock (“Voting Stock”) of the Company.

Since James Cotter, Sr.’s death, disputes have arisen among Ellen Cotter, James J. Cotter, Jr. and Margaret Cotter (collectively, the “Cotter Siblings’) and between James J. Cotter, Jr. and the Company, including, among other things:

(A)

The voting control of the Voting Stock owned by Mr. Cotter, Sr. and certain matters related thereto, which became part of the Estate of James J. Cotter, Sr. Deceased (the “Cotter Estate”), are currently being probated in the District Court of Clark County, Nevada (the “Cotter Estate Probate”).

(B)

Various matters regarding the living trust (the “Cotter Trust) and a voting trust to be created to hold the Class B Voting Stock held by the Cotter Trust (the “Voting Trust” and the “Trust Voting Shares”, respectively) created by Mr. Cotter, Sr.  which matters are being litigated in the Superior Court of the State of California, County of Los Angeles (the “California Superior Court”), captioned In re James J. Cotter Living Trust dated August 1, 2000 (Case No. BP159755) (the “Trust Case”), including, but not limited to, an Ex Parte Petition for Appointment of a trustee ad litem and of a guardian ad litem for the benefit of Cotter, Sr.’s, minor grandchildren (two of whom are the children of Margaret Cotter and three of whom are the children of James Cotter, Jr., and who are referred to herein as the “Cotter Grandchildren”) (collectively, the “Trust Case”).

(C)

Mr. Cotter, Jr. filed a lawsuit entitled “James J. Cotter, Jr., individually and derivatively on behalf of Reading International, Inc. vs. Margaret Cotter, et al.” Case No,: A-15-719860-V, Dept. XI, against our Company and each of the Company’s then sitting Directors (Ellen Cotter, Margaret Cotter, Guy Adams, William Gould, Edward Kane, Douglas McEachern, and Tim Storey) in the Eighth Judicial District Court of the State of Nevada for Clark County (the “Nevada District Court”).  Subsequently, Mr. Cotter Jr. added additional claims and also added as defendants Directors Judy Codding and Michael Wrotniak (the “Derivative Case”). Consequently, all of the current Directors, other than Mr. Cotter, Jr., are currently defendants in the Derivative Case. The requested relief include reinstatement of Mr. Cotter, Jr. as CEO of the Company.

(D)	An arbitration matter with Mr. Cotter, Jr. (Reading International, Inc. v. James J. Cotter, AAA Case No. 01-15-0004-2384, filed July 2015)( the “Cotter Jr. Employment Arbitration”).

(E)

While the Company is presently unaware of any others, it is possible that other litigation, alternative dispute resolution proceedings or other proceedings may be brought in the future by any of the above referenced parties, by third parties or by the Company directly or indirectly related to the foregoing matters, including, but not limited to, claims related to Cotter family matters, Cotter Estate Probate or the Trust Case that directly or indirectly impact the Company (collectively “Future Proceedings”).

Collectively, all matters described in paragraphs A through E above, including, but not limited to, the Cotter Estate Probate, the Trust Case, the Derivative Case, the Cotter Jr. Employment Arbitration, Employment Direct Action, and the Future Proceedings, are referred to herein as “Cotter Related Proceedings”).

Mr. Cotter, Jr., is also seeking to have all of the Class B voting stock currently owned by the Cotter Trust (and which may upon the rollover of the Cotter Estate into the Cotter Trust, be owned in the future by the Cotter Trust) sold to the highest bidder in a public or similar auction sale process (“Trust Share Sale Process”) in which Ellen Cotter and Margaret Cotter would be prohibited from participating.  If Ellen Cotter and Margaret Cotter are permitted to participate in as potential buyers, Mr. Cotter, Jr., has stated to the Court his desire to likewise be permitted to participate as a potential buyer.   The public auction proposed by Mr. Cotter, Jr., could result in a change of control of the Company (the “Potential Change of Control Transaction”).  Due to the fact that the Voting Stock held by the Trust and the Estate represents less than 5%1 of the outstanding equity of the Company, there is a risk that the interest of the person or group acquiring such a controlling block would not be consistent with the long term business strategy adopted by the Company’s Board or would otherwise be inconsistent with the interests of holders of Class A Common Stock or other holders of Class B Common Stock.  The Board had previously determined that it would be in the best interests of the Company and its stockholders for the Company to pursue its long term business strategy as an independent company.  Ellen Cotter, Margaret Cotter, and/or an entity in which they have a controlling interest may be involved in a Trust Share Sale Process as a potential purchaser of such shares, and have advised the Board that they intend to continue with the implementation of the business strategy adopted by the Board.  Mr. Cotter, Jr., voted against the approval of that business strategy.  The Board has an interest in the preservation of and execution on its business strategy.   Bidders in the Trust Share Sale Process or any Potential Change of Control Transaction may seek the involvement of the Company in connection with due diligence or other aspects of such a Potential Change of Control Transaction.

Because of the material impact of the Cotter Related Proceedings and the Potential Change of Control Transaction on the Company, the Board, acting through the Executive Committee, has determined that it is in the best interests of the Company and the stockholders to delegate consideration of matters related to the Cotter Related Proceedings, the Trust Share Sale Process and the Potential Change of Control Transaction.,(collectively, the “Purpose”).

The Committee has the authority to retain its own financial, legal and other advisors, consultants and experts in connection with the Purpose. The Company will pay or reimburse all reasonable costs, fees and expenses incurred by or on behalf of the Committee, including out-of-pocket expenses of members of the Committee, and the reasonable costs, fees and

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1 Based on 696,080 shares of Class B Common Stock held by the Voting Trust, 427,808 shares of Class B Common Stock held by the Estate, and 21,497,717 shares of Class A Common Stock and 1,680,590 shares of Class B Common Stock outstanding on December 31, 2016.

expenses of the Committee’s financial, legal and other advisors, consultants and experts, if any.

The Committee will fulfill its purpose by carrying out the responsibilities and duties enumerated in Section IV of this Charter.

II.	COMPOSITION

The Committee shall be comprised of more than one member of the Board as determined by the Board (or the Executive Committee). The members of the Committee may be appointed or replaced by the Board (or the Executive Committee) by majority action. The Committee may determine its own rules and procedures as are necessary and proper for the conduct of its business, including designation of a chair of the Committee, if determined to do so by the Committee.

Each Committee member must satisfy all of the following criteria (the “Criteria”): The Committee shall be composed of directors who are each (i) an “independent director”, pursuant to the definition in section 5605(a)(2) of the NASDAQ Listing Rules; and (ii) is not a Cotter Sibling.   The Committee shall be delegated authority to determine whether its members satisfy the Criteria.

The Committee shall initially be composed of [To Come], each of whom the Board has previously determined to satisfy the Criteria set forth in (i) above and none of whom is a Cotter Sibling.  The Board, upon recommendation of the Compensation and Stock Options Committee, will establish compensation for service on the Committee.

III.	MEETINGS

The Committee shall meet periodically, as deemed necessary or appropriate by the Committee, to carry out its responsibilities and duties and to act upon matters falling within its responsibility. Written minutes of each meeting of the Committee shall be maintained, and shall be distributed to each member of the Committee. Such meetings may be in-person, telephonically or electronically, at such locations as determined by the Committee. Additionally, the Committee may act by unanimous written consent of its members in lieu of a meeting.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee is authorized to, in its discretion:

i. Review, consider, deliberate, investigate, analyze, explore, evaluate, monitor and exercise general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to the Purpose or any directly or indirectly related proposals, agreements or transactions involving the Company, and any matters that it deems advisable with respect to the Purpose;

ii. Meet, confer and receive advice of legal counsel, advisors, management, other directors, stockholders and/or third parties in connection with the Purpose, and, instruct legal counsel representing the Company to take certain actions, including, but not limited to, file pleadings or other papers, appear in any proceedings, participate in any discovery or other proceeding of any kind, including any form of alternate dispute resolution forum, or any appellate body, and otherwise take such steps as the Committee deems to be in the best interest of the Company in any Cotter Related Proceedings or in connection with any Potential Change of Control Transaction;

iii. Participate in and direct legal counsel representing the Company to conduct negotiations and take actions to resolve matters related to the Cotter Related Proceedings, or any Potential Change of Control Transaction,  including, without limitation, to negotiate the form of any and all requisite agreements and other documentation directly or indirectly related to the Purpose;

iv. Report to the Board, as it determines to be appropriate (subject to the maintenance of attorney-client privileges and with due regard for and the institution of appropriate safeguards in order to take into account any conflicts of interest that may exist involving other members of the Board and without limiting its delegated authority under this Charter), its recommendations and conclusions with respect the determinations delegated to it by this Charter; and

v. Take all such other actions as the Committee may deem to be necessary or appropriate in connection with the above.

In the execution of its duties, the Committee may rely upon the officers, executives and other employees of the Company, and such outside consultants as the Committee may from time to time determine to retain, including, without limitation, legal counsel.

The Committee shall have the authority to enter into or bind the Company in connection with a Cotter Related Proceedings, or any Potential Change of Control Transaction; provided, however, that the Committee shall not have any authority to issue or to obligate the Company to issue any shares of Company stock, or to approve any merger, consolidation or liquidation of the Company.

Each of the independent directors of the Company is named as a defendant in the Derivative Case.  Nothing herein or in the delegation to the Committee to consider certain matters is intended to impact such directors’ rights and defenses, representation by their own separate counsel or any other right in the Derivative Case.  Any actions taken by the Committee in respect of the Derivative Case is intended to be taken with respect to the interests of the Company.  Nothing herein in intended to limit, waive or reduce in any way such directors’ rights and entitlement to defend the Derivative Case in their respective defendant capacities and to obtain all indemnification and other rights they may possess.